Exhibit 31.2

Certification Pursuant to Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934

I, John Bencich, certify that:

1. I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of Achieve Life Sciences, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 23, 2018

/s/ John Bencich
John Bencich
Executive Vice President, Chief Financial Officer and Chief Operating Officer